                                                                   EXHIBIT 10.19

                    COMPENSATION FOR WILLIAM LANE PENNINGTON

Summary of Terms

Mr. William Lane Pennington receives the following compensation and benefits for his services as Vice-Chairman of the Board of International Wire Group,
Inc.:

          o $150,000 per annum, payable in such installment amounts and on such payment schedule as the Company pays its executive officers,

          o 25,000 stock options granted under the Company's 2004 Stock Option Plan, and

          o participation in such other medical and other insurance programs, and at such levels thereof, as the Company provides its executive officers

Mr. Pennington's term as Vice-Chairman expires on December 31, 2005.